As Filed with the  Securities  and Exchange  Commission  on October 21,1996.

                                              Registration No. 333-___________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                                 QPQ CORPORATION
             (Exact name of registrant as specified in its charter)

           Florida                                         65-0423147
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                         Identification No.)

                          1000 Lincoln Road, Suite 206
                           Miami Beach, Florida 33139
                                 (305) 674-8115
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------
                                                     Copies to:

    Mitchell Rubinson                          Joel D. Mayersohn, Esq.
     QPQ Corporation                      Atlas, Pearlman, Trop & Borkson, P.A.
1000 Lincoln Road, Suite 206            200 East Las Olas Boulevard, Suite 1900
 Miami Beach, Florida 33139                 Fort Lauderdale, Florida 33301
     (305) 674-8115                                (954) 763-1200

Name, address, including zip code,
and telephone number, including
area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed      Proposed
                                    Maximum       Maximum
Title of            Amount          Offering      Aggregate         Amount of
Shares to be        to be           Price Per     Offering          Registration
Registered          Registered      Share (1)     Price (1)         Fee
--------------------------------------------------------------------------------

Common Stock,
$.01 par value      4,552,500       $3.50         $15,932,000       $4,827.88

================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low sale price for the Common Stock, $.001 par value per share (the "Common Stock") as reported by the National Association of Securities Dealers Automated Quotation System (SmallCap) ("NASDAQ") on October 15, 1996.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                 Subject to Completion, dated October 21, 1996

PROSPECTUS

                                4,552,500 Shares

                                 QPQ CORPORATION

                     COMMON STOCK, PAR VALUE $.01 PER SHARE

      This Prospectus (the "Prospectus") relates to the offer and sale of up to 4,552,500 shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock"), of QPQ Corporation (the "Company" or "QPQ") by certain Selling Shareholders (the "Selling Security Holders"). The Shares were issued in various financings and transactions undertaken by the Company.

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

      THE SECURITIES OFFERED HEREBY INVOLVE A SIGNIFICANT DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 9.

                                -----------------

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

                The date of this Prospectus is October __, 1996.
                          [Front Cover Page Continues]

      The Selling Security Holders have advised the Company that they propose to sell the Shares, from time to time, publicly through broker-dealers acting as agents for others, or in private sales. See "Selling Security Holders" and "Plan of Distribution." The Company will not receive any of the proceeds from the sale of the Shares offered hereby by the Selling Security Holders.

      The Company will pay all offering expenses for the offering, including (i) the SEC registration fee, legal fees and expenses, blue sky fees, accounting fees and expenses, printing expenses, and miscellaneous expenses, but will not pay any discounts or commissions incurred by the Selling Security Holders in connection with the sale of their shares of Common Stock.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

      This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Act"), omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby.

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

AVAILABLE INFORMATION..................................                     2

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE......                     4

RISK FACTORS...........................................                     5

THE COMPANY............................................                     9

USE OF PROCEEDS........................................                    10

SELLING SECURITY HOLDERS...............................                    11

PLAN OF DISTRIBUTION...................................                    12

DESCRIPTION OF SECURITIES..............................                    12

LEGAL MATTERS..........................................                    14

EXPERTS................................................                    14

INDEMNIFICATION........................................                    14

      The Company's Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System (Small Cap) ("NASDAQ") under the symbol "QPQQ", and on the Boston Stock Exchange ("BSE") under the symbol "QPQ". On October 15, 1996, the closing price on NASDAQ for the Common Stock was $3.50. There have been no recent reported trade on the BSE.

      No person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Security Holders.

      The Company will not receive any proceeds from the sale of Common Stock for the account of the Selling Security Holders. The Company has informed the Selling Security Holders that the anti- manipulative rules under the Exchange Act of 1934, Rules 10b-6 and 10b-7, may apply to their sales in the market and has furnished the Selling Security Holders with a copy of these rules. The Company has also informed the Selling Security Holders of the need for delivery of copies of this Prospectus in connection with any sale of securities registered hereunder.

                                -----------------

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                                -----------------

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission.

      The Company has previously and intends to furnish its stockholders with annual reports containing audited financial statements and may distribute quarterly reports containing unaudited summary financial information for each of the first three quarters of each fiscal year.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed with the Commission are incorporated herein by reference:

      (a) Annual Report of the Company on Form 10-KSB and as amended by Form 10-KSB/A for the fiscal year ended December 31, 1995.

      (b) Quarterly Reports of the Company on Form 10-QSB for the quarters ended March 31 and June 30, 1996.

      (c)   Current Reports on Form 8-K dated September 27, 1996.

      All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed c/o Corporate Secretary, QPQ Corporation at the Company's principal executive office, 1000 Lincoln Road, Suite 206, Miami Beach, Florida 33139.

                                  RISK FACTORS

      The securities offered hereby involve a high degree of risk. It is impossible to foresee and describe all the risks and business, economic and financial factors which may affect the Company. Prospective investors should carefully consider the risk and speculative factors, as well as other matters set forth elsewhere in this Prospectus, before making an investment in the Company.

HISTORY OF UNPROFITABILITY; SUBSTANTIAL RECENT OPERATING LOSSES AND ACCUMULATED DEFICIT

      Since it commenced operation the Company has not been profitable on a quarterly or annual basis. At June 30, 1996, the Company had an accumulated deficit of $5,399,034. The report of the Company's independent accountants, on their audit for the year ended December 31, 1995 contains an explanatory paragraph indicating that the condition discussed above, among others, raise substantial doubt about the Company's ability to continue as a going concern. During the six months ended June 30, 1996, the Company experienced a net loss of $1,175,164. Losses are continuing and the Company expects to incur losses from operations at least through the end of the current fiscal year. The Company's ability to achieve profitability will depend upon acceptance of the products and services it provides. There can be no assurance that the Company will be profitable.

LIQUIDITY AND CAPITAL RESOURCES; NEED FOR ADDITIONAL FINANCING

      The Company's working capital was approximately $155,404 at June 30, 1996. Any implementation of the Company's business plan with respect to the operation of its Domino's Stores (the "QPQ Operations Plan") and QPQ Medical's business plan with respect to the operation of its medical centers (the "QPQ Medical Operations Plan") may require resources greater than those currently available to the Company. Except for a limited credit line, the Company has no current arrangements with respect to, or sources of, additional financing, and it is not presently contemplated that the Company's principal shareholders, will provide any portion of the Company's future financing requirements. There can be no assurance that financing transactions can be effected in a timely manner to meet all the Company's needs, or at all, or that any such transactions will be on terms acceptable to the Company or in the interest of its shareholders.

DEPENDENCE UPON DEVELOPMENT AGREEMENT PLAN OF OPERATIONS

      The QPQ Operations Plan through its wholly owned subsidiary Pizza King Polska sp.Zo.o.("PKP") is dependent upon the development agreement with Domino's Pizza Stores (the "Development Agreement") pursuant to which the Company has the exclusive rights to develop, operate and in certain circumstances, franchise to unrelated parties Domino's Pizza Stores. The Development Agreement requires, among other things, to open and operate, either through affiliates of the Company or unrelated third parties ("Nonaffiliated Franchisees") at least 50 Domino's Stores with a schedule that obligates the Company or its Nonaffiliated Franchisees to open 8 stores in 1996 and 5, 6 or 7 for each of the following 7 years. In 1996 QPQ has not opened any stores. Although the Company is currently not in default of the Development Agreement, there can be no assurance that the Company will be able to own and operate Domino's Stores in accordance with the specified schedule, or that the failure to do so would not result in termination of the Development Agreement. Successful implementation of QPQ's Development Plan is contingent upon QPQ identifying and engaging Nonaffiliated Franchisees with the financial and other resources capable of developing and opening
Domino's Stores in accordance with the development schedule or securing additional debt or equity financing to permit QPQ to develop the Domino's Store in accordance with the development schedule. Successful implementation of the QPQ Development Plan is also contingent upon the Company's ability to economically supervise, provide technical support and distribute food products from QPQ's commissary to Nonaffiliated Franchisees. The Company has no experience in identifying, engaging, supervising, or providing technical assistance to Nonaffiliated Franchisees. Further, QPQ has not yet identified nor engaged any Nonaffiliated Franchisees which may develop and operate future Domino's Stores. Accordingly, there can be no assurance the Company will be able to successfully implement its QPQ Operations or Development Plan or that unanticipated expenses, problems or difficulties will not result in material delays in its implementation.

RISKS OF NEW PHASE OF DEVELOPMENT

      The Company has invested substantially in the development of its QPQ Medical Centers. The centers offer general medical services including offering a doctor supervised weight loss programs. However, there can be no assurance that the Company will be successful in commercializing these centers. Aside from Dr. Rabinowitz's experience practicing bariatric medicine, the treatment of obesity, neither the Company and its management has the experience developing, operating or marketing these types of centers. Although the Company believes that there is a need for its services in South Florida, it has not performed formal market studies of the South Florida market. Results of operations from QPQ Medical in the future will be influenced by numerous factors, including market acceptance of QPQ Medical's services, the ability of QPQ Medical to successfully control its costs of development, overhead and other costs and manage its operations, the capacity of the Company to develop and manage the introduction of new centers, and by competition. There can be no assurance that revenue growth or profitability on a quarterly or annual basis will be achieved. Accordingly, there can be no assurance that the Company will be able to implement the QPQ Medical Operations, business plan, expand its operations and develop and sustain profitable operations.

Competition

      The Company is engaged in certain highly competitive and rapidly changing businesses. QPQ faces competition from a number of American fast food franchisors and their licensees operating in Poland, including Pizza Hut, McDonald's, Kentucky Fried Chicken and Burger King. QPQ also encounters competition from a broad range of existing Polish restaurants and food service establishments, including local fast food restaurants offering products that are familiar to Polish customers and have achieved broad market acceptance, as well as existing restaurants offering American style fast food including pizza. There can be no assurance QPQ will be able to compete with the fast food franchisors and their licensees in Poland. Furthermore, there can be no assurance QPQ will gain market acceptance.

      QPQ Medical's closest competitors are medical doctors specializing in practicing bariatric medicine, and a wide variety of non-medically supervised weight loss services and/or their franchisees, which services include commonly known national systems as the Cambridge Diet, Jenny Craig, Nutri-System and Weight
Watchers.

      QPQ  and  QPQ  Medical   recognize  that  many  of  its   competitors  has
significantly greater financial and other resources than QPQ and QPQ Medical.

MAINTENANCE CRITERIA FOR NASDAQ SECURITIES; DISCLOSURE RELATING TO LOW PRICED STOCKS

      The National Association of Securities Dealers, Inc. ("NASD"), which administers Nasdaq requires that in order to be included in the Nasdaq Small Cap Market, a company must maintain $2,000,000 in total assets, a $200,000 market value of the public float and $1,000,000 in total capital and surplus. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continuing inclusion in Nasdaq if the market value of the public float is at least $1,000,000 and the company has $2,000,000 in capital and surplus. Currently, QPQ satisfies all Nasdaq Small Cap Market requirements. The failure to meet these maintenance criteria in the future may result in the discontinuance of the inclusion of the Company's Common Stock on the Nasdaq Small Cap Market. In such event, trading, if any, and the Common Stock may then continue to be included in the Non-Nasdaq Over-the-Counter Market which are more commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Common Stock. In addition, the sale of the Company's Common Stock would be subject to a rule promulgated by the Securities and Exchange Commission that, if the Company fails to meet certain criteria set forth in such rules would impose various sales practice requirements on broker-dealers who sell securities governed by the rule to established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell the Common Stock of the Company.

      The Commissions has adopted regulations which define a "penny stock" to be an equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions including securities authorized for quotation on the Nasdaq Small Cap Market. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative, and about certain quotations for the securities. Finally, monthly statements must be sent disclosing certain recent price information for the penny stock held in the account any information on a limited market in penny stocks.

NO DIVIDENDS ON COMMON STOCK

      The Company has not paid any cash dividends on its Common Stock since its inception and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. The future payment of dividends is directly dependent upon future earnings of the Company, its financial requirements and other factors to be determined by the Company's Board of Directors. For the foreseeable future, it is anticipated that any earnings which may be generated from the Company's operations will be used to finance the growth of the Company and will not be paid to holders of Common Stock.

VOLATILITY OF STOCK PRICE

      The market price of the Company's Common Stock has fluctuated substantially since the Company's initial public offering in September 1993. The Company believes that a variety of factors could cause the price of the Company's Common Stock to fluctuate substantially, including, for example, announcements of developments related to the Company's business, liquidity and financial viability, fluctuations in the Company's operating results, general conditions in the business in which the Company operates and changes in the Polish economy. In addition, in recent years, the stock market in general and the market for shares of small capitalization stocks in particular has experienced extreme price fluctuations which have often been unrelated to the operating performance of affected companies. Such fluctuations could adversely affect the market price of the Company's Common Stock and ability to obtain additional financing.

AUTHORIZATION OF PREFERRED STOCK

      The Board of Directors is authorized to issue shares of preferred stock and to fix the dividend, liquidation, conversion, redemption and the rights, preferences and limitations of such shares without any further vote or action of the stockholders. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power of other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging and delaying or preventing a change of control of the Company. Although the Company has no present intention to issue any additional shares of its preferred stock, there can be no assurance that the Company will not do so in the future.

RISKS OF MEDICAL PROTOCOLS

      Although QPQ Medical's weight loss system incorporates a variety of weight loss techniques, each of which QPQ Medical believes are safe, QPQ Medical recognizes that it may be subject to lawsuits if individuals using the QPQ Medical program coincidentally experience medical problems. QPQ Medical is subject to the risk that new medical discoveries may question the safety or effectiveness of QPQ Medical's program, it may be required to devote an inordinate amount of its available cash and managerial resources defending itself against and/or settling claims and that, it may be subject to liability for claims in which the offered proof that QPQ Medical services were the cause of the claimant's injuries are accepted by a court regardless whether, in QPQ Medical's opinion, they are unsubstantiated by medical or scientific knowledge.

QPQ Medical maintains liability, business interruption and medical malpractice insurance which it believes to be adequate for its needs although there can be no assurance that such insurance will adequately cover the claims of any potential third parties that use the QPQ Medical program. Currently there is no pending or threatening litigation involving QPQ.

                                   THE COMPANY

      QPQ Corporation develops and operates Domino's Pizza Stores and until October 1996 operated a cafe style restaurant in the Republic of Poland. In October 1996, Cafe Renaissance was sold for an aggregate amount of $250,000 which comprised of a $70,000 promissory note and the balance in cash. QPQ has the exclusive right to develop, operate and, with the exception of Domino's Stores developed in Warsaw, Poland, franchise to unrelated third parties Domino's Stores in Poland pursuant to the Domino's Development Agreement as amended to date, with a wholly owned subsidiary of Domino's Pizza, Inc. QPQ has also entered into the commissary agreement with the wholly owned subsidiary of Domino's pursuant to which QPQ has been granted the exclusive right to open and operate a commissary for all Domino's Stores in Poland for the 10-year term of the Domino's Development Agreement and renewal term. QPQ opened a Domino's Store in each of March 1994, May 1994 and August 1994.

      Since August 1995, QPQ Medical has been in the business of developing and/or operating centers which offer primary care, medical services and medically supervised weight loss programs. The weight loss programs use a protocol which integrates systems and routines of nutrition management, exercise and prescribed medication and certain other medical services to address the weight loss and non-weight loss related medical problems of its patients. In January, April, July, and September, 1996, QPQ opened its first four medical centers. QPQ Medical's medical centers are located in Kendall, Aventura, Fort Lauderdale and Boca Raton, Florida. QPQ Medical intends to maintain its operations in South Florida for the immediate future.

      The Company was incorporated in the State of Florida on July 6, 1993. The Company's executive offices are located at 1000 Lincoln Road, Suite 206, Miami Beach, Florida 33139, and its telephone number is (305) 674-8115.

                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the sale of Common Stock for the account of the Selling Security Holders.

                           SELLING SECURITY HOLDERS

      The following table sets forth the name of the Selling Security Holders, the amount of shares of Common Stock held directly or indirectly or underlying the Warrants and other derivative securities of the Company owned by the Selling Security Holders on the date hereof, the amount of shares of Common Stock to be offered by the Selling Security Holders, the amount to be owned by the Selling Security Holders following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holders following completion of such offering. As of September 30, 1996, there were issued and outstanding 7,557,012 shares of Common Stock of the Company as to which the percentages referred to below are based.

                                                                              Percentage
                                                  Percentage   Shares to be   to be Owned
Name of Selling         Number of     Shares to   Owned Before Owned After    After
Security Holder         Shares Owned  be Offered  Offering     Offering       Offering
---------------         ------------  ----------  --------     --------       --------
Marilyn Rubinson(1)    1,056,000    1,006,000      13.97%      50,000 (1)        *
Mitchell Rubinson(2)   2,946,500    2,546,500      39.00%     400,000 (2)       5.29%
Nigel Norton(3)        1,100,000    1,000,000      14.56%     100,000           1.32%

----------------

*     Less than one percent

(1) Ms. Rubinson is the mother of Mr. Rubinson. Such figure includes Warrants to purchase 50,000 shares of Common Stock at an exercise price of $6.60 per share.

(2) Such figure includes options to purchase 100,000 shares of Common Stock pursuant to the Company's 1993 Stock Option Plan (Amended) that are immediately exercisable at an exercise price of $.69 per share. Such figure includes options to purchase 100,000 shares of Common Stock pursuant to the Stock Option Plan that are immediately exercisable at an exercise price of $1.5625 per share. Such figure includes 39,500 shares of Common Stock owned by Mr. Rubinson's wife. Such figures does not include shares of the Company's Common Stock beneficially owned by Mr. Rubinson's parents or children, which he disclaims beneficial ownership of.

(3) Mr. Norton is the brother-in-law of Mitchell Rubinson. Such figure does not include shares of the Company's Common Stock beneficially owned by Mr. Norton's wife or her children. Mr. Norton disclaims beneficial ownership of the shares owned by his immediate family members.

      The Company has agreed to pay for all costs and expenses incident to the issuance, offer, sale and delivery of the Shares, including, but not limited to, all expenses and fees of preparing, filing and printing the Registration Statement and Prospectus and related exhibits, amendments and supplements thereto and mailing of such items. The Company will not pay selling commissions and expenses associated with any such sales by the Selling Security Holders. The Company has agreed to indemnify the Selling Security Holders against civil liabilities including liabilities under the Securities Act of 1933. The Selling Security Holders have advised the Company that sales of the Shares may be made from time to time by or for the account of the Selling Security Holders in one or more transactions in the over-the-counter market, in negotiated transactions or otherwise, at prices related to the prevailing market prices or at negotiated prices.

                              PLAN OF DISTRIBUTION

      The Shares may be sold from time to time by the Selling Security Holders. Such sales may be made in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (i) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent for the Selling Security Holder; (ii) ordinary brokerage transactions; (iii) transactions in which the broker solicits purchasers and (iv) privately negotiated transactions. In effecting sales, brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions from the Selling Security Holders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

                            DESCRIPTION OF SECURITIES

      The Company is currently authorized to issue up to 100,000,000 shares of Common Stock par value $.01 per share, of which 7,557,012 shares were outstanding as of September 30, 1996. The Company is also authorized to issue up to 1,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares of Series A Preferred Stock are outstanding as of September 30, 1996.

COMMON STOCK

      The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by Shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable.

PREFERRED STOCK

      The Company is authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

WARRANTS

      The Company has outstanding Warrants entitling the registered holder thereof to purchase one share of Common Stock at a price of $6.60 at any time through September 22, 1998. The number of shares purchasable upon exercise of the Warrants and the exercise price of the Warrants are subject to adjustment upon the occurrence of specified events, including stock dividends, stock splits, reorganizations or certain other occurrences, all as set forth in the Warrant Agreement. There will be no adjustment for the payment of any cash dividends by the Company on its Common Stock.

      The Warrants are redeemable in whole but not in part, at the option of the Company, at any time on not less than 30 days prior written notice at a redemption price of $.05 per Warrant, provided that the closing bid price of the Common Stock as reported by NASDAQ during a period of 20 consecutive trading days ending within ten days prior to the date on which notice of redemption is given equals or exceeds $9.00 per share. A holder may exercise his or her Warrants up to the date of redemption.

      The Warrant Agreement provides that the Company and the Warrant Agent may, without the consent or concurrence of the holders of the Warrants, make changes in the Warrant Agreement which, in summary, are changes required by reason of any ambiguity, manifest error or other mistake in the Warrant Agreement, or that do not adversely effect, alter or change the interests of the registered holders of the Warrants. If the exercise price of the Warrants should ever be temporarily reduced, which the Company does not contemplate, the Company will comply with the issuer self- tender offer rules contained in Rule 13e-4 and
Schedule 13E-4 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

      No Warrant will be exercisable unless at the time of exercise the Company had filed with the Commission a current prospectus covering the shares of Common Stock issuable upon exercise of such Warrant and such shares of Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrant. The Company will use its best efforts to have all shares of Common Stock so registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to do so, there is no assurance that it will be able to do so.

TRANSFER AGENT

      The transfer agent for the shares of Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Shares being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite
1900, Fort Lauderdale, Florida 33301.

                                     EXPERTS

      The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the year ended December 31, 1995, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 INDEMNIFICATION

      The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Articles of Incorporation provide the Company shall indemnify and make sure its officers and directors the fullest extent not prohibited by law. The Company has also entered into an agreement with each of its directors and executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended maybe permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
            -------------------------------------------

      The following table sets forth the estimated expenses, all of which are being paid by the Company, in connection with this offering.

      Registration fee........................              $ 4,827.88
      Legal fees and expenses.................               10,000.00*
      Blue sky qualification fees
         and expenses.........................                2,500.00*
      Accounting fees and expenses............                6,000.00*
      Printing expenses.......................                1,500.00*
      Miscellaneous...........................                  172.12*
                                                             ---------

            Total                                           $25,000.00*


*Estimated

Item 15.    Indemnification of Directors and Officers.
            -----------------------------------------

      The Company has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's articles of incorporation provide the Company shall indemnify and make sure its officers and directors the fullest extent not prohibited by law. The Company has also entered into an agreement with each of its directors and executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended maybe permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 16.    Exhibits.
            --------
Exhibits


Exhibit No.                Description of Exhibits
-----------                -----------------------

      1.1 Form of Underwriting Agreement, dated ___________, 1993, between QPQ and Reich & Co., Inc.1
      3.1                  QPQ's Articles of Incorporation1
      3.2                  Amendments to QPQ's Articles of Incorporation1
      3.3                  QPQ's Bylaws1
      4.1                  Form of QPQ's Common Stock Certificate4
      4.2 Form of Warrant Agreement between QPQ and Reich & Co., Inc. (the "Underwriter") (including form of Underwriter's Warrants)1
      4.3 Form of Warrant Agreement between QPQ and Continental Stock Transfer & Trust Company (including form of Warrants)1
      5.1 Opinion of Atlas, Pearlman, Trop & Borkson, P.A. as to the validity of the securities being registered.*
     10.1 Domino's Development Agreement dated as of June 11, 1993, between Capital Brands and Domino's
                           (including form of Standard Franchise Agreement and Know-How and Technical Knowledge, License and Management Agreement) (the "Development Agreement")1
     10.2 Assignment and Assumption Agreement, dated as of July 16, 1993, between QPQ and Capital Brands assigning the Development Agreement to QPQ1
     10.3                  QPQ's Stock Option Plan, as amended1
     10.4                  QPQ's Directors Stock Option Plan1
     10.5                  Employment Agreement, effective as of July 23,
                           1993, between QPQ and Mitchell Rubinson1
     10.6 Amendment to Domino's Development Agreement, dated March 7, 1995, between QPQ and Domino's (10.1)7
     10.7                  Amendments to Employment Agreement, effective
                           March 31, 1995, between QPQ and Mitchell Rubinson9
     10.8 Form of Indemnification Agreement between QPQ and each of QPQ's Directors and Executive Officers1
     10.9 Letter Amendment to Master Franchise Agreement, dated November 13, 1995, from Domino's to QPQ13
     10.10 Credit Facility, dated January 26, 1995, and credit facility amendment dated February 15, 1996, between PK Polska and AmerBank (10.1)10
     10.11 Stock Option Agreement, dated as of September 22, 1993, between QPQ and Mitchell Rubinson4
     10.12                 Amendment, dated May 25, 1995, to lease, dated
                           July 20, 1993, between Corporate Srodmiescie and Pizza King Polska (10.1)1
     10.13 Office Site Lease, dated February 28, 1984, between QPQ and the Managing Board of Municipality of Ochora4

     10.14                 Domino's Store Site Lease, dated November 254,
                           1993, between QPQ and Cogik4
     10.15 Domino's Store Site Lease and Lease Option, dated January 17, 1994, between PTTK, IFFC and QPQ4
     10.16                 Domino's Store Site Sublease, dated January 17,
                           1994, between Ambrozja, IFFC and QPQ4
     10.17                 Domino's Store Site Sublease, dated January 17,
                           1994, between Hofmokl, IFFC and QPQ4
     10.18 Amendment to Credit Facility, dated April 22, 1994, between Northern Trust Bank of Florida, N.A. and
                           QPQ4
     10.19 Restaurant Site Lease, dated November 10, 1993, between QPQ, Jan Kosmowski, Justine Kosmowski,
                           Irene Kosmowski and Krystof Kosmowski4
     10.20                 Schedule of Standard Franchise Agreements as of
                           March 30, 1995 (form Standard Franchise Agreement filed with Domino's Development Agreement)9
     10.21                 First Amendment to Consulting Agreement, dated
                           July 27, 1994, between QPQ and IFFC (10.1)5
     10.22 Restaurant Site Lease dated July 20, 1994 between Corporate Srodmiescie and multi-business company ABJ-POL, Ltd. (10.2)5
     10.23                 Assignment Agreement dated May 28, 1994 between
                           Pizza King Polska and Krak-Wien (10.3)5
     10.24                 Agreement dated May 13, 1994 between QPQ and Beata
                           Najgrodzki (10.4)5
     10.25                 Credit Agreement No. 11/94 between Pizza King
                           Polska and American Bank in Poland S.A. dated
                           January 31, 1994, amended as of September 26, 1994 (10.1)6
     10.26 Guarantee dated September 26, 1994 to American Bank in Poland S.A. from QPQ (10.2)6
     10.27                 Amendment, dated November 2, 1994, to the
                           Assignment Agreement entered into on May 28, 1994 between Pizza King Polska and Krak-Wien (10.3)6
     10.28 Amendment, dated November 2, 1994, to the agreement entered into on May 13, 1994 between QPQ
                           Corporation and Beata Najgrodzki (10.4)6
     10.29                 Domino Store Site Sublease Agreement, dated
                           January 17, 1994, between IFFP and Pizza King
                           Polska and Ambrozja [Parnas]9
     10.30                 Domino Store Site Sublease Agreement, dated
                           January 17, 1994, between IFFP and Pizza King
                           Polska and Hofmokl [Parnas]9
     10.31 Lease Agreement, dated March 9, 1994, between Pizza King Polska and "Iron Gate" Housing Cooperative
                           [John Paul]9
     10.32 Sublease Termination Agreement, dated _______ 21, 1994, between Pizza King Polska and AWAL Sp.zo.o. [John Paul]9

     10.33 Weight Loss Center Site, dated September 1995, between QPQ Medical and M.C.H. Medical Center, Ltd. (10.1)12
     10.34 Weight Loss Center Site, dated November 1, 1995, between QPQ Medical and Aventura Corporate Center (10.2)12
     10.35 License Agreement, dated November 9, 1995, between QPQ Medical and Weight Loss Associates (QPQ has requested of the Securities and Exchange Commission that certain portions of the License Agreement receive confidential treatment) (10.3)12
     10.36 Physician Employment Agreement, dated December 27, 1995, between QPQ Medical and Dr. Beth D. Yedwab, M.D. (10.36)10
     10.37 Physician Employment Agreement, dated December 13, 1995, between QPQ Medical and Dr. Jose David Suarez, M.D. (10.37)13
     10.38 Amendment, dated January 19, 1996, to Credit Facility dated January 31, 1995 between PKP and AmerBank (10.38)13
     10.39 Amendment, dated November 24, 1995, to Credit Facility dated January 26, 1995, between PKP and AmerBank (10.39)13
     10.40 Lease Agreement, dated March 18, 1996, between QPQ Medical Weight Loss Centers, Inc. an Howard B. Goldman and Sue E. Goldman (10.40)13
     10.41 Termination of Consulting Agreement between IFFC and QPQ*
     21.1                  Subsidiaries of QPQ (10.41)*
     23.1                  Consent of Independent Accountants*
     23.2                  Consent of Atlas, Pearlman, Trop & Borkson, P.A.
                           (incorporated in opinion included in Exhibit 5.1)

1 Incorporated by reference to the exhibit of the same number filed with QPQ's Registration Statement on Form S-1 (File No. 33-66862).

2 Incorporated by reference to the exhibit number indicated filed with QPQ's Registration Statement on Form S-1 (File No. 33- 66862).

3 Incorporated by reference to the exhibit number indicated filed with QPQ's Form 10-QSB for the quarterly period ended September 30, 1993.

4 Incorporated by reference to the exhibit of the same number filed with QPQ's Form 10-KSB for the year ended December 31, 1993.

5 Incorporated by reference to the exhibit of the number indicated filed with QPQ's Form 10-QSB for the quarterly period ended June 30, 1994.

6 Incorporated by reference to the exhibit of the number indicated filed with QPQ's Form 10-QSB for the quarterly period ended September 30, 1994.

7 Incorporated by reference to the exhibit of the number indicated filed with QPQ's Form 8-K dated March 8, 1995.

8 Incorporated by reference to the exhibit of the number indicated filed with QPQ's Form 8-K dated March 30, 1995.

9 Incorporated by reference to the exhibit of the number indicated filed with QPQ's Form 10-KSB for the year ended December 31, 1994.

10 Incorporated by reference to the exhibit of the number indicated filed with QPQ's Form 10-QSB for the quarter ended March 31, 1995.

11 Incorporated by reference to the exhibit of the number indicated filed with QPQ's Form 10-QSB for the quarter ended June 30, 1995.

12 Incorporated by reference to the exhibit of the number indicated filed with QPQ's Form 10-QSB for the quarter ended September 30, 1995.

13 Incorporated by reference to the exhibit of the number indicated filed with QPQ's Form 10-KSB for the year ended December 31, 1995.

*      Filed herewith.


Item 17.          Undertakings.
                  ------------

     (a)          The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities being made, a post-effective amendment to this Registration
     Statement:

                  (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii)  To reflect in the Prospectus  any facts or events which,
     individually   or   together,   represent  a  fundamental   change  in  the
     information set forth in the Registration Statement;

                  (iii) To include   any   additional   or  changed   material
     information with respect to the plan of distribution.

            (2) For determining any liability under the Securities Act of 1933, as amended, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

            (3) To file a post-effective amendment to remove any of the securities that remain unsold at the end of the offering.

      (b) The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt deliver to each purchaser.

      (c)   The undersigned Registrant hereby undertakes that:

            (1) For determining any liability under the Securities Act of 1933, as amended, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, as part of this Registration Statement as of the time the Commission declared it effective.

            (2) For determining any liability under the Securities Act of 1933, as amended, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of these securities.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (e)   The undersigned Registrant hereby undertakes that:

            (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

            (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida, on October 21, 1996.

                                    QPQ CORPORATION


                                    By: /s/ Mitchell Rubinson
                                        ----------------------------------------
                                         Mitchell Rubinson, President
                                         and Chief Executive Officer


      In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature                     Title                            Date
---------                     -----                            ----



/s/ Mitchell Rubinson         President, Principal
------------------------      Executive Officer
Mitchell Rubinson             and Director                     October 21, 1996


/s/ Mark Rabinowitz           Vice Chairman
------------------------      and Director                     October 21, 1996
Mark Rabinowitz

/s/ Jim Martin                Principal Financial and
------------------------      Accounting Officer               October 21, 1996
Jim Martin